UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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MAIDEN HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 10, 2019
Dear Shareholder:
You are cordially invited to attend the 2019 Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”) of Maiden Holdings, Ltd. (the “Company”), which will be held on Tuesday, December 10, 2019, commencing at 2:00 p.m. (local time), at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke HM08, Bermuda, for the following purposes:

1.	The election of the nine directors of the Company named in the accompanying Proxy Statement to serve until the 2020 Annual General Meeting;

2.	To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;

3.	Approval of the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan;

4.	The appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2019 fiscal year; and

5.	Any other business as may properly come before the meeting.
Our Board of Directors unanimously recommends that you vote “FOR” the nominees in Proposal 1; and "FOR" Proposals 2, 3 and 4.
Holders of record of common shares at the close of business on October 18, 2019, the date fixed by our Board of Directors as the record date for the Meeting, are entitled to notice of and to vote on any matters that properly come before the Annual General Meeting and on any adjournment or postponement thereof. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Meeting even if you cannot attend. On behalf of the officers, directors and employees of the Company, I would like to express our appreciation for your continued support. I look forward to seeing you at the Annual General Meeting.

By Order of the Board of Directors,

Lawrence F. Metz President and Chief Executive Officer
Hamilton, Bermuda
November 8, 2019
YOU ARE URGED TO VOTE BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON REGARDLESS OF THE METHOD BY WHICH YOU VOTED. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting To Be Held on December 10, 2019:
The Proxy Statement and Annual Report to security holders are available at www.astproxyportal.com/ast/15472

PROXY STATEMENT
General Information
This Proxy Statement and the accompanying form of proxy are furnished to you and other shareholders of Maiden Holdings, Ltd. (“Maiden Holdings,” “Company,” “our,” “us,” or “we”) on behalf of our board of directors (the “Board of Directors”) for use at the 2019 Annual General Meeting to be held at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke HM08, Bermuda, on Tuesday, December 10, 2019, at 2:00 p.m. (local time) and any adjournment or postponement thereof. All shareholders are entitled and encouraged to attend the Annual General Meeting in person.
All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.
This Proxy Statement, together with the accompanying proxy card, was first mailed to shareholders entitled to vote at the Annual General Meeting on or about November 8, 2019.
Matters to Be Voted Upon
As of October 18, 2019, the only business we expect to be presented at the Annual General Meeting is:

1.	Election of the nine directors of Maiden Holdings named in the accompanying Proxy Statement to serve until the 2020 Annual General Meeting of Shareholders;

2.	To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;

3.	To vote to approve the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan;

4.	The appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2019 fiscal year; and

5.	Any other business that may be properly brought before the meeting.
Record Date
The Board has fixed the close of business on October 18, 2019 as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual General Meeting.
Outstanding Voting Securities
As of the record date, there were 84,146,612 outstanding common shares entitled to one vote per share.
Voting
Only holders of record of common shares at the close of business on October 18, 2019 are entitled to vote at the Annual General Meeting or at any adjournment or postponement of the Meeting. Each common share that you own entitles you to one vote.
If I am a shareholder of record of common shares, how do I vote?
If you are a shareholder of record, you may vote by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual General Meeting in the manner you directed. You may also vote your shares in person at the Annual General Meeting. If you are a shareholder of record, you may request a ballot at the Annual General Meeting.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are the beneficial owner of shares held in street name, you will receive instructions from your bank or broker that must be followed for such bank or broker to vote your shares per your instructions. Your bank or broker will not have discretion to vote uninstructed shares on Proposals 1, 2 and 3. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote on Proposals 1, 2 and 3, no votes will be cast on your behalf with respect to such matter (a “broker non-vote”). Your bank or broker will, however, have discretion to vote uninstructed shares on the appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2019 fiscal year. Please ensure that you complete the voting instruction card sent by your bank or broker. If your shares are held in street name and you wish to vote in person at the Annual General Meeting, you must obtain a proxy issued in your name from your bank or broker and bring it with you to the Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.
May I change my vote?
All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Corporate Secretary, Maiden Holdings, Ltd., Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda, by submitting a later-dated proxy by mail or by voting in person at the Annual General Meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.

What constitutes a quorum?
Two or more persons present in person or representing in person or by proxy in excess of 50% of the total issued voting shares of the Company will constitute a quorum for the transaction of business at the Annual General Meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual General Meeting for the purpose of determining the presence of a quorum.
What if a quorum is not represented at the Annual General Meeting?
If within 30 minutes from the time appointed for the Meeting a quorum is not present, the Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the Meeting is adjourned to a specific date, place and time announced at the Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned Meeting shall be given to each shareholder entitled to attend and vote thereat.
How many votes are required to approve a proposal?
Under our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast “For” or “Against” the proposal by the holders of the common shares of the Company.
How will my shares be voted and how are votes counted?
All common shares represented by properly executed proxies received pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy.
Election of directors
In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, the proxy holders named in the proxy card will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. Abstentions and broker non-votes will have no effect on the election of directors.
Advisory Vote on Executive Compensation
The number of affirmative votes validly cast in favor of the proposal to approve the compensation of our named executive officers must exceed the number of votes cast against the proposal in order to approve, on an advisory basis, the proposal, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.
Approval of the Maiden Holdings, Ltd., 2019 Omnibus Incentive Plan
The number of affirmative votes validly cast in favor of the proposal to approve the Maiden Holdings, Ltd. Omnibus Incentive Plan (the “2019 Plan”) must exceed the number of votes cast against the proposal in order to approve the 2019 Plan. Abstentions and broker non-votes will have no effect on this proposal.
Ratification of Auditors
With regard to the ratification of the appointment of the independent auditors, shareholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting.
Shareholders should specify their choices on the enclosed proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by a properly submitted proxy will be voted:

1.	“FOR” the election of the nine directors of Maiden Holdings to serve until the 2020 Annual General Meeting;

2.	"FOR" the approval, on an advisory basis, of executive compensation;

3.	“FOR” the approval of the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan; and

4.	“FOR” the appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2019 fiscal year.
In connection with any other business that may properly come before the Annual General Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted for you in the discretion of the proxy holders named in the proxy card.
A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary, by submitting a proxy bearing a later date, or by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not constitute, in itself, revocation of a proxy. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.
May I see a list of shareholders entitled to vote as of the record date?
A list of registered shareholders as of the close of business on October 18, 2019 will be available for examination by any shareholder during normal business hours through December 9, 2019, at the principal executive offices of the Company, at Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares by each person or group known by us to own more than 5% of our common shares. Ownership percentages are based on 84,146,612 common shares outstanding as of October 18, 2019. We refer to Barry Zyskind, Michael Karfunkel and George Karfunkel as our “Founding Shareholders” in this Proxy Statement. Michael Karfunkel passed away on April 27, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry D. Zyskind, c/o Maiden Holdings, Ltd. Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda	6,374,292	(1)	7.6%
Leah Karfunkel c/o Maiden Holdings, Ltd. Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda	6,792,600	(2)	8.1%
683 Capital Partners, LP 3 Columbus Circle, Suite 2205, New York, NY 10019	7,876,964	(3)	9.4%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	6,588,465	(4)	7.8%
Catalina Holdings (Bermuda) Ltd. Cumberland House, 1 Victoria Street, 7th Floor, Hamilton HM11, Bermuda	6,643,981	(5)	7.9%
Talkot Capital, LLC 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965	6,429,829	(6)	7.6%

(1)
Based on Amendment No. 3 to Schedule 13D filed with the SEC on April 4, 2019, and Form 4 filed with the SEC on March 31, 2017. Mr. Zyskind holds 220,000 of these common shares as a custodian for his children under the Uniform Transfers to Minors Act.

(2)
Based on Amendment No. 6 to Schedule 13D of Leah Karfunkel filed with the SEC on June 23, 2016, Leah Karfunkel beneficially owns 5,500,470 common shares held indirectly as a trustee of the Michael Karfunkel 2005 Family Trust. Leah Karfunkel is the wife of Michael Karfunkel. Leah Karfunkel disclaims beneficial ownership of these shares held by the HOD Foundation, a charitable foundation.

(3)
Based on Amendment No. 1 to Schedule 13D filed with the SEC on June 28, 2019; 683 Capital Partners, LP (“683 Capital”) jointly filed with three other Reporting Persons: 683 Capital GP, LLC (“683 GP” the General Partner of 683 Capital), 683 Capital Management, LLC (“683 Management” the investment manager of 683 GP) and Ari Zweiman, the managing member of 683 GP and 683 Management.

(4)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 8, 2019.

(5)	Based on Amendment No. 1 to Schedule 13D filed with the SEC on September 14, 2018.

(6)
Based on Amendment No. 2 to Schedule 13D filed with the SEC on June 10, 2019; Talkot Capital, LLC, as investment adviser, filed on behalf of three other Reporting Persons: Talkot Fund, L.P., Talkot Capital, LLC 401(k) PSP and Thomas B. Akin.

SECURITY OWNERSHIP OF MANAGEMENT
Set forth below is information concerning the beneficial ownership of our common shares by each director, by our executive officers named in the Summary Compensation Table below and by all our directors and executive officers as a group as of October 18, 2019. For purposes of the table below, the amounts and percentage of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Also, options which are currently exercisable or exercisable within 60 days of October 18, 2019 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner**	Amount & Nature of Beneficial Ownership		Percent of Class(1)
Barry D. Zyskind	6,374,292	(2)	7.6%
Simcha G. Lyons	82,505	(3)	*
Raymond M. Neff	420,500	(4)	*
Yehuda L. Neuberger	319,000	(5)	*
Steven H. Nigro	54,000	(6)	*
Lawrence F. Metz	548,819	(7)	*
Patrick J. Haveron	750,072	(8)	*
William T. Jarman	37,028	(9)	*
Denis M. Butkovic	19,748	(10)	*
Michael C. Haines	15,873	(11)	*
Arturo M. Raschbaum	433,171	(12)	*
Karen L. Schmitt	323,748	(13)	*
Thomas H. Highet	47,799	(14)	*
All executive officers and directors as a group (13 persons)	9,426,555		11.2%

*	Less than one percent.

**	The address of each beneficial owner listed in the table is c/o Maiden Holdings, Ltd., Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda.

(1)	Based on 84,146,612 common shares outstanding at October 18, 2019 plus shares that the beneficial owner has the right to acquire within 60 days of October 18, 2019 upon exercise of share options.

(2)	Mr. Zyskind holds 220,000 of these common shares as a custodian for his children under the Uniform Transfers to Minors Act.

(3)	The amount shown above includes vested options to acquire 24,000 common shares granted on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016.

(4)	The amount shown above includes vested options to acquire 42,000 common shares granted on June 1, 2010, June 1, 2011, June 1, 2012, June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016.

(5)	The amount shown above includes vested options to acquire 42,000 common shares granted on June 1, 2010, June 1, 2011, June 1, 2012, June 1, 2013, June 1, 2014 June 1, 2015 and June 1, 2016.

(6)	The amount shown above includes vested options to acquire 18,000 common shares granted on June 1, 2014, June 1, 2015 and June 1, 2016.

(7)
The amount shown above includes vested options to acquire 50,000 common shares granted to Mr. Metz on March 4, 2010. It also includes 90,090 restricted shares vesting 50% annually on the anniversary of the grant date into common shares on August 8, 2020 and August 8, 2021, respectively, and includes 316,904 restricted shares vesting 50% on March 20, 2020 and 50% on March 20, 2021, which Mr. Metz has the ability to vote, but is restricted from transferring until their respective vesting dates.

(8)
The amount shown above includes vested options to acquire 30,000 common shares granted to Mr. Haveron on March 4, 2010. It also includes 111,836 restricted shares vesting one third annually on the anniversary of the grant date into common shares on November 6, 2019, November 6, 2020 and November 6, 2021, respectively, and includes 475,356 restricted shares vesting 50% on March 20, 2020 and 50% on March 20, 2021, which Mr. Haveron has the ability to vote, but is restricted from transferring until their respective vesting dates.

(9)	The amount shown above includes vested options to acquire 7,500 common shares granted to Mr. Jarman on February 22, 2012.

(10)
The amount shown above includes vested options to acquire 1,875 common shares granted to Mr. Butkovic on October 11, 2018. It also includes 15,873 restricted shares vesting one third annually on the anniversary of the grant date into common shares on January 16, 2020, January 16, 2021 and January 16, 2022, respectively, which Mr. Butkovic has the ability to vote, but is restricted from transferring until their respective vesting dates.

(11)
The amount shown above includes 15,873 restricted shares granted to Mr. Haines vesting one third annually on the anniversary of the grant date into common shares on January 16, 2020, January 16, 2021 and January 16, 2022, respectively, which Mr. Haines has the ability to vote, but is restricted from transferring until their respective vesting dates.

(12)
Mr. Raschbaum is no longer a named executive officer of the Company and no longer makes public filings regarding his common share holdings of the Company, thus this is based on the most recent public filings. Mr. Raschbaum retired from his position as President and Chief Executive Officer on September 1, 2018. On September 30, 2018, Mr. Raschbaum signed a separation agreement with Maiden Holdings, Ltd, in which he agreed to forfeit any of his remaining outstanding equity in exchange for a release payment of $2,200,000 which he received in 2018. He forfeited vested share options of 896,180 granted on November 12, 2008, November 12, 2009 and November 12, 2010 and 25,330 restricted share units scheduled to vest into common shares in February 2019.

(13)
Ms. Schmitt is no longer a named executive officer of the Company and no longer makes public filings regarding her common share holdings of the Company, thus this is based on the most recent public filings. The amount shown above includes vested options to acquire 50,000 common shares granted March 4, 2010. As part of a signed separation agreement with Maiden Holdings, Ltd., Ms. Schmitt agreed to forfeit her remaining unvested performance restricted share units which totaled 107,086 in exchange for a release payment of $2,000,000 on August 31, 2018 and $1,325,000 in March 2019.

(14)
Mr. Highet is no longer a named executive officer of the Company and no longer makes public filings regarding his common share holdings of the Company thus this is based on the most recent public filings. Mr. Highet resigned from the Company on August 29, 2018 upon completion of the renewal rights transaction with TransAtlantic Re.

PROPOSAL 1:

ELECTION OF DIRECTORS
Our Board of Directors currently consists of five directors. These five current directors plus an additional four newly nominated directors will be elected at the Annual General Meeting, each to serve until the 2020 Annual General Meeting of Shareholders and until the election or appointment and qualification of his or her successor, or until his or her earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Mr. Barry D. Zyskind, Ms. Holly Blanchard and Messrs. Patrick J. Haveron, Simcha G. Lyons, Lawrence F. Metz, Raymond M. Neff, Yehuda L. Neuberger, Steven H. Nigro and Keith A. Thomas for election as directors at the Annual General Meeting. Proxies cannot be voted for more than nine director nominees.
Each of the five director nominees is standing for re-election to the Board of Directors and each of the four new director nominees have consented to serve for the next term. Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but if any nominee becomes unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board of Directors may recommend.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES BELOW.
Information About the Nominees
Barry D. Zyskind, 47, has served as non-executive Chairman of our Board of Directors since June 2007 and is a Founding Shareholder of the Company. Since 1998, Mr. Zyskind has served as the President, Chief Executive Officer and director of AmTrust Financial Services, Inc. (“AmTrust”), a multinational property and casualty insurer specializing in commercial lines coverage for small to mid-size businesses, and Chairman since 2016. Prior to joining AmTrust, Mr. Zyskind was an investment banker at Janney Montgomery Scott LLC in New York. Mr. Zyskind holds an M.B.A. from New York University's Stern School of Business. Mr. Zyskind is the son-in-law of Leah Karfunkel, who is a major shareholder of the Company and serves on the board of directors of AmTrust and National General Holding Corporation (“NGHC”), a holding company of the former GMAC Insurance personal lines companies. Mr. Zyskind has been a director of NGHC since 2013.
In selecting Mr. Zyskind as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Zyskind's outside board service and business activities, including his significant executive experience in international business operations, his finance, strategic planning and information technology expertise and his knowledge of the insurance industry.
Holly Blanchard, 44, is the President and Managing Member of Regulatory Insurance Advisors, LLC, a consulting firm specializing in insurance regulatory matters and enterprise risk management that she formed in January 2016. Ms. Blanchard has over 20 years of insurance experience including extensive market conduct, Affordable Care Act ("ACA"), and regulatory expertise. Ms. Blanchard previously served as Life and Health Administrator for the Nebraska Department of Insurance ("Department") overseeing the Department’s product and rate operations, including the Department’s implementation of the ACA.  Ms. Blanchard also served as the Department’s Market Conduct Examiner in Charge. Ms. Blanchard holds a B.S. in Speech Pathology from the University of Nebraska-Lincoln and a B.A. in Business Administration from Nebraska Wesleyan University. Ms. Blanchard holds several industry designations, is a Past-President and current member of the Board of Directors for the Insurance Regulatory Examiners Society, and a past Board of Directors member for the Association of Insurance Compliance Professionals. Ms. Blanchard also serves on the Board of Directors and Audit Committee for American Life and Securities Corp. and is on the Leadership Counsel for the National Small Business Association. Ms. Blanchard also is active in multiple committees and sub-committees of the National Association of Insurance Commissioners and she presents at National Trade Organization conferences frequently as a subject matter expert in varied insurance topics.
In selecting Ms. Blanchard as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Ms. Blanchard's extensive insurance regulatory experience and expertise as well as her outside board service and business activities.
Patrick J. Haveron, 58, has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company since September 2018, and has served as President of our wholly owned subsidiary Maiden Reinsurance Ltd. since February 2014. Mr. Haveron has served as Executive Vice President since November 2009. Mr. Haveron is also a director of several of our wholly owned subsidiaries. From 2004 to 2009, Mr. Haveron was President and Chief Executive Officer of Preserver Group, Inc., a publicly-traded property and casualty insurer, after having served in a variety of financial and executive leadership roles since 1988. Mr. Haveron was also Senior Vice President and Chief Operating Officer of Tower Group, Inc., a publicly-traded property and casualty insurer, from 2007 to 2009 after its acquisition of Preserver in 2007. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America, and holds a B.S. from the University of Scranton.
In selecting Mr. Haveron as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Haveron’s leadership role as the Company’s chief financial and operating officer, his being a significant stakeholder developing and implementing the forward strategy and success of the Company, and his past directorship experience in both public and private companies in our industry.

Simcha G. Lyons, 72, has been a member of our Board of Directors since June 2007, and he currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee. Since 2005, Mr. Lyons has served as a senior advisor to the Ashcroft Group, LLC of Washington, D.C., a strategic consulting firm that was founded by the former Attorney General of the United States, John Ashcroft. Mr. Lyons also serves as a Senior Advisor to the Ashcroft Law Firm and as a Senior Advisor to Banner Public Affairs, a political lobbying/consulting company in Washington DC. In 2017, Mr. Lyons was appointed to the Board of Directors of Better Air Ltd., an Australian biotechnology company, and to BSD Growth Fund PCC Limited, a Gibraltar Experienced Investor Fund. Mr. Lyons previously served by appointment of the President of the United States on the United States Holocaust Memorial Council. In addition, Mr. Lyons has been the chairman of Lyons Global Insurance Services, LLC since 2009. Since 2003, he has also served as chairman of Lyons Global Advisors Ltd., a political consulting firm. Prior to 2002, Mr. Lyons was Vice-Chairman of Raskas Foods of St. Louis, Missouri.
In selecting Mr. Lyons as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Lyons' outside business activities, including his extensive understanding of governmental and legal affairs and significant executive and finance experience.
Lawrence F. Metz, 46, has served as President and Chief Executive Officer of the Company since September 2018. He previously served as Executive Vice President, General Counsel and Secretary from February 2016 to August 2018, and as Senior Vice President, General Counsel and Secretary from June 2009 to February 2016. Mr. Metz serves as chairman of our wholly owned subsidiary, Maiden Reinsurance Ltd. and is also a director of several of our wholly owned subsidiaries. From 2007 to 2009, Mr. Metz served as Vice President, General Counsel - US Operations and Assistant Secretary of AmTrust. From 2004 to 2007, Mr. Metz served as Vice President, General Counsel and Secretary of a publicly-traded provider of information management and business process optimization solutions. Mr. Metz holds a B.S. from the University of Wisconsin - Madison and a J.D. from Fordham University School of Law. Mr. Metz serves on the Board of Overseers of the RAND Institute for Civil Justice, and formerly served as the Chair and Vice Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also formerly served on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.
In selecting Mr. Metz as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Metz’s leadership role as the Company’s chief executive officer, his being a significant stakeholder developing and implementing the forward strategy and success of the Company, and his more than fifteen years of experience in executive management at public companies.
Raymond M. Neff, 77, has been a member of our Board of Directors since June 2007, and he currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He is also chairman of Sabal Palm Bank since 2007, chairman and CEO of Beacon Aviation Insurance Services since 2010, and on the board of directors of the not-for-profit Sarasota Gulf Coast CEO Forum. Since 1999, Mr. Neff has served as President of Neff & Associates, Inc. and Insurance Home Office Services, LLC. He previously worked at the FCCI Insurance Group from 1986 to 1999, most recently as President and Chief Executive Officer from 1987 to 1999. He was previously Chairman of the Board of the Florida Workers' Compensation Joint Underwriting Association. Mr. Neff has held various positions at the Department of Labor and Employment Security and the Department of Insurance for the State of Florida. Mr. Neff previously worked at an insurance consulting group, a multi-line insurance agency and the Department of Insurance for the State of Michigan. Mr. Neff holds a B.S. in Mathematics and Accounting from Central Michigan University and an M.A. in Actuarial Science from the University of Michigan. Mr. Neff is a Member of the American Academy of Actuaries and an Associate of the Society of Actuaries.
In selecting Mr. Neff as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Neff's deep understanding of the insurance industry, as well as his business activities and significant executive and finance experience.
Yehuda L. Neuberger, 42, has been a member of our Board of Directors since January 2008. Mr. Neuberger is a private equity investor, investing across a broad spectrum of companies. Mr. Neuberger serves on the board of CUJO LLC, a global artificial intelligence company. Mr. Neuberger also serves in a leadership and board capacity with numerous, large not-for-profit organizations. Between December 2001 and December 2013, Mr. Neuberger held various senior leadership positions (including Executive Vice President and Director) at American Stock Transfer & Trust Company, LLC. Prior to joining American Stock Transfer, Mr. Neuberger practiced as an attorney with the law firm of Weil, Gotshal & Manges. Mr. Neuberger holds a B.S. from Johns Hopkins University and a J.D. from Harvard Law School. Mr. Neuberger is the son-in-law of George Karfunkel, who is a Founding Shareholder of the Company, as well as a major shareholder and a director of AmTrust.
In selecting Mr. Neuberger as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Neuberger's business activities and significant executive and finance knowledge. In addition, our Nominating and Corporate Governance Committee and Board of Directors values Mr. Neuberger's extensive experience as a lawyer and as a director of other companies.

Steven H. Nigro, 59, has been a member of our Board of Directors since July 2007, as our Lead Independent Director since November 2016, our Vice Chairman since August 2018, and currently serves as Chairman of the Compensation Committee, a member of the Audit Committee, and the Nominating and Corporate Governance Committee. Mr. Nigro has over 35 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In September 2012 Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. From 2011 to 2012 he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005 Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and previously served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998 he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a Director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics.
In selecting Mr. Nigro as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Nigro's extensive experience in the finance sector and his deep understanding of the insurance industry. Mr. Nigro's experience as a certified public accountant and an investment banker specializing in the insurance industry is valuable to our Nominating and Corporate Governance Committee and Board of Directors.
Keith A. Thomas, 61, has over 35 years of experience in capital markets, asset management and alternative investment sales. Since 2006, Mr. Thomas has served as a senior executive for marketing and business development at a number of institutional funds, including EIM Management (USA) Inc., a provider of hedge fund solutions for institutional investors, Muirfield Capital Management, a fund of hedge funds started by key executives from Donaldson, Lufkin & Jenrette Inc., and as an advisor to a number of emerging managers.  Previously, Mr. Thomas served as Senior Vice President in derivative products departments at Smith Barney servicing institutional clients such as New York State Common Fund and the Inter-American Development Bank.  Mr. Thomas graduated from Montclair State University with a B.A. in Marketing & Humanities.  Mr. Thomas serves as a Trustee of The Lincoln Fund. He also was a founding board member of New York Cares and served as a trustee of the WNYC Radio Foundation for 25 years.
In selecting Mr. Thomas as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Thomas' significant experience in capital markets, financing, investments and marketing.

CORPORATE GOVERNANCE
The Board of Directors held nine meetings in 2018. Each director attended at least 75% of the aggregate of the total number of meetings held in 2018 of the Board and any committee on which he served. All directors are expected to make every effort to attend the 2019 Annual General Meeting, and each director attended the 2018 Annual General Meeting.
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors within the meaning of the rules of the NASDAQ Capital Market ("NASDAQ") and the New York Stock Exchange ("NYSE").
Please see the section titled “Item 10. Directors, Executive Officers and Corporate Governance” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019, for more information about the Company’s corporate governance.
EXECUTIVE OFFICERS
The table below sets forth the names, ages and positions of our executive officers as of the date of this Proxy Statement:

Name	Age	Position(s)
Lawrence F. Metz	46	President and Chief Executive Officer
Patrick J. Haveron	58	Executive Vice President, Chief Financial Officer and Chief Operating Officer
William T. Jarman	45	Senior Vice President, Chief Actuary
Denis M. Butkovic	46	Senior Vice President, General Counsel and Secretary
Michael C. Haines	63	Senior Vice President, Finance
COMPENSATION DISCUSSION AND ANALYSIS
The material elements of our compensation philosophy, strategy and plans are discussed in detail in the section titled "Item. 11. Executive Compensation" in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019. The disclosure regarding each of Mr. Raschbaum, Ms. Schmitt and Mr. Highet for each of the tables entitled “Grants of Plan-Based Awards”; “Outstanding Equity Awards at Fiscal Year-End 2018”; and “Option Exercises and Stock Vested in 2018” appears in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Lawrence F. Metz President and Chief Executive, Maiden Holdings, Ltd.	2018	$547,913	$250,000	$1,230,950	(3)	$—		$—	$22,158	(4)	$2,051,021
	2017	$461,900	$—	$230,950	(5)	$—		$150,000	$14,500	(4)	$857,350
	2016	$461,900	$—	$230,950	(5)	$—		$83,165	$14,202	(4)	$790,217
Patrick J. Haveron Chief Financial Officer & Chief Operating Officer, Maiden Holdings, Ltd. and President, Maiden Reinsurance Ltd.	2018	$543,600	$250,000	$665,965	(6)	$—		$—	$284,101	(7)	$1,743,666
	2017	$501,600	$—	$250,800	(5)	$—		$117,563	$241,120	(8)	$1,111,083
	2016	$501,600	$—	$250,800	(5)	$—		$104,207	$268,390	(8)	$1,124,997
Arturo M. Raschbaum Former President and Chief Executive Officer, Maiden Holdings, Ltd.	2018	$670,833	$250,000	$—		$—		$—	$2,333,661	(9)	$3,254,494
	2017	$1,000,000	$250,000	$—		$—		$—	$201,754	(10)	$1,451,754
	2016	$1,000,000	$460,000	$1,000,000	(11)	$—		$—	$217,423	(10)	$2,677,423
Karen L. Schmitt Former Executive Vice President - Finance and Chief Financial Officer, Maiden Holdings, Ltd.	2018	$600,000	$—	$390,000	(12)	$—		$—	$2,314,764	(13)	$3,304,764
	2017	$600,000	$—	$390,000	(5)	$—		$187,500	$329,237	(8)	$1,506,737
	2016	$600,000	$—	$390,000	(5)	$—		$174,510	$338,560	(8)	$1,503,070
Thomas H. Highet Former President, Maiden Reinsurance North America (formerly owned subsidiary)	2018	$309,423	$—	$235,000	(12)	$—		$—	$11,375	(14)	$555,798
	2017	$450,000	$—	$225,000	(5)	$—		$84,375	$12,391	(15)	$771,766
	2016	$450,000	$—	$225,000	(5)	$—		$70,116	$12,391	(15)	$757,507
William T. Jarman Senior Vice President, Chief Actuary, Maiden Global Servicing Company, LLC	2018	$417,133	$150,000	$169,400	(16)	$—		$—	$247,044	(8)	$983,577
	2017	$379,346	$—	$154,000	(5)	$—		$72,200	$220,263	(8)	$825,809
	2016	$346,846	$—	$172,900	(5)	$—		$97,000	$225,171	(8)	$841,917
Denis M. Butkovic Senior Vice President, General Counsel & Secretary Maiden Global Servicing Company, LLC	2018	$67,962	$25,000	$—		$24,900	(17)	$—	$—		$117,862
	2017	$—	$—	$—		$—		$—	$—		$—
	2016	$—	$—	$—		$—		$—	$—		$—
Michael C. Haines Senior Vice President, Finance Maiden Global Servicing Company, LLC	2018	$—	$—	$—		$—		$—	$24,581	(18)	$24,581
	2017	$—	$—	$—		$—		$—	$—		$—
	2016	$—	$—	$—		$—		$—	$—		$—

(1)	Amount shown reflects discretionary cash awards for Executive's performance during that year granted in the first quarter of the following year.
(2)	Represents cash awards earned for performance in accordance with the Annual Incentive Plan and reported in the Compensation and Management Discussion.
(3)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 15 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2019. The value of the performance based restricted shares at grant date fair market value in February 2018 was $230,950, but this grant was partially paid out in March 2019 and was retired. At the discretion of the Compensation Committee in August 2018, Mr. Metz was granted 135,135 restricted shares subject to a three year vesting with one third vested on the first anniversary of the grant date, one third on the second anniversary of the grant date and the remaining on the third anniversary of the grant date. The restricted shares were awarded with voting and dividend rights. The value of the restricted shares at grant date fair market value for Mr. Metz was $1,000,000.

(4)	Amount shown reflects payments related to life insurance, car allowance, executive physical and paid dividends for unvested restricted shares.
(5)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 15 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2019. The fair market value of the performance based restricted shares at grant date for Ms. Schmitt was $390,000, Mr. Haveron was $250,800, Mr. Metz was $230,950, Mr. Highet was $225,000 and Mr. Jarman was $154,000 in 2017 and $172,900 in 2016. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. For the February 2017 grant, Messrs. Metz and Haveron received partial payouts and the remainder was retired, and for the February 2016 grant, Messrs. Metz and Haveron received payouts; both of which are more fully described in the Amended Form 10-K filed with the SEC on April 30, 2019.

(6)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 15 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2019. The fair market value of the performance based restricted shares at grant date in February 2018 was $260,000, but this grant was partially paid out in March 2019 and was retired. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. At the discretion of the Compensation Committee in November 2018, Mr. Haveron was granted 111,836 restricted shares subject to a three year vesting with one third vested on the first anniversary of the grant date, one third on the second anniversary of the grant date and the remaining on the third anniversary of the grant date. The restricted shares were awarded with voting and dividend rights. The value of the restricted shares at grant date fair market value for Mr. Haveron was $405,965.

(7)
Amount shown reflects the costs related to commuting to our office in Bermuda and related lodging expenses, car allowance, tax equalization, life insurance, and Bermuda Social Insurance and paid dividends for unvested restricted shares.

(8)	Amount shown reflects the costs related to commuting to our office in Bermuda and related lodging expenses, car allowance, tax equalization, life insurance and Bermuda Social Insurance.
(9)
Mr. Raschbaum retired from his position as President and Chief Executive Officer on September 1, 2018. On September 30, 2018, Mr. Raschbaum signed a separation agreement with Maiden Holdings, Ltd, in which he agreed to forfeit his remaining outstanding equity in exchange for a release payment of $2,200,000 which he received in the fourth quarter of 2018. Amount shown reflects this payment as well as costs related to commuting to our office in Bermuda and associated lodging expenses, tax equalization, life insurance, and Bermuda Social Insurance.

(10)	Amount shown reflects payments related to the costs of commuting to our office in Bermuda and associated lodging expenses, tax equalization, life insurance, and Bermuda Social Insurance.
(11)
Amount shown reflects the grant date fair market value of restricted share units granted to Mr. Raschbaum. The restricted share units vest one third on the first anniversary of the grant date, one third on the second anniversary of the grant date and one third on the third anniversary of the grant date. Please see footnote (9) above for details of his forfeited equity awards.

(12)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 15 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2019. The fair market value of the performance based restricted shares at grant date for Ms. Schmitt was $390,000, and Mr. Highet was $235,000. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. Per her settlement agreement, Ms. Schmitt forfeited her outstanding grants of restricted share units. Mr. Highet resigned from the Company on August 29, 2018 and thus forfeited his outstanding grants of restricted share units.

(13)
Ms. Schmitt retired from her position as Chief Financial Officer effective September 1, 2018 with a retirement date of March 1, 2019 under her revised position as Executive Vice President - Finance. Ms. Schmitt signed a separation agreement with Maiden Holdings, Ltd. for which she received a payment of $2,000,000 on August 31, 2018 and another payment for $1,325,000 in March 2019 subsequent to her retirement from the Company on March 1, 2019. Amount shown reflects the third quarter 2018 payment only as well as payments related to commuting to our office in Bermuda and related lodging expenses, car allowance, tax equalization, life insurance and Bermuda Social Insurance.

(14)	Amount shown reflects payments related to life insurance, car allowance and executive physical.
(15)	Amount shown reflects payments related to life insurance and car allowance.
(16)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 15 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2019. The fair market value of the performance based restricted shares at grant date for Mr. Jarman was $169,400. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. At the discretion of the Board, Mr. Jarman was granted 2,500 restricted shares subject to a two year vesting with 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. The restricted shares were awarded with voting and dividend rights. The fair market value of the restricted shares at grant date for Mr. Jarman was $32,900.

(17)
Represents 7,500 share options that were granted to Mr. Butkovic on October 11, 2018 vesting 25% on the first anniversary of the grant date and then 6.25% every three months up to 4 years. Mr. Butkovic was hired by the Company on October 8, 2018 as General Counsel and Corporate Secretary.

(18)
Mr. Haines was hired by the Company on November 19, 2018 as a Finance Consultant and subsequently hired as a full time employee as SVP Finance on January 14, 2019. The amount represents the Company’s payment to Mr. Haines for the consulting services he rendered to the Company in 2018.

GRANTS OF PLAN-BASED AWARDS IN 2018

		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards:
Name	Grant Date	Target(2) (#)	Maximum (#)	Number of Shares of Stock Units and Restricted Shares (#)	Grant Date Fair Value of Stock Awards(1)
Lawrence F. Metz	February 19, 2018	32,076	64,152	135,135	$1,230,950
Patrick J. Haveron	February 19, 2018	36,111	72,222	111,836	$665,965
William T. Jarman	February 19, 2018	23,528	47,056	—	$169,400
Denis M. Butkovic		—	—	—	$—
Michael C. Haines		—	—	—	$—

(1)
Represents the aggregate grant date fair value of option awards, restricted shares and performance restricted share unit awards granted to our named executive officers as determined in accordance with ASC 718 using the assumptions described in "Notes to the Consolidated Financial Statements Note 15. Share Compensation and Pension Plans" under Item 8. Financial Statements and Supplementary Data included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
Represents target grant of performance restricted share units for the 2018-2020 Long Term Incentive Plan (LTIP). The LTIP was retired at the end of 2018 and this grant, in addition to the 2017-2019 cycle performance restricted share unit grants were vested for settlement in 2019 based on the pro-rated performance through 2018 and a partial portion of the original target for Mr. Metz and Mr. Haveron. Mr. Highet, who resigned on August 27, 2018, and Ms. Schmitt who retired on March 1, 2019 have forfeited their grants. For Mr. Metz, this represents $230,950 granted under the LTIP; for Mr. Haveron this represents $260,000 granted under the LTIP; and for Mr. Jarman this represents $169,400 under the LTIP, though these were partially paid out as more fully described in the Amended Form 10-K/A Filing on April 30, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table sets forth the option and stock awards held by the named executive officers as of December 31, 2018:

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested Unexercised	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Lawrence F. Metz	8,000	$5.11	6/1/2019	135,135	$1,000,000	17,549	(4)	$28,956
	50,000	$7.25	3/4/2020			13,788	(4)	$22,750
						32,076	(4)	$52,925
Patrick J. Haveron	30,000	$7.25	3/4/2020	111,836	$405,965	19,058	(4)	$31,446
						14,973	(4)	$24,705
						36,111	(4)	$59,583
William T. Jarman	7,500	$9.42	2/22/2022			10,638	(4)	$17,553
						9,194	(4)	$15,170
						23,528	(4)	$38,821
Denis M. Butkovic	7,500	$3.32	10/11/2028			—		$—
Michael C. Haines						—		$—

1.
Under the Plan, 25% of the options will become exercisable on the first anniversary of the grant date, with an additional 6.25% of the options vesting each quarter thereafter based on the executive's continued employment over a four-year period.

2.	These restricted shares were granted with vesting one-third on each respective anniversary of the grant date.

3.	To calculate the value in this column, the closing price of the Company's stock per NASDAQ on December 31, 2018 of $1.65 was used.

4.
These restricted share units shall vest based upon the achievement of performance criteria relating to return on equity, combined ratio, revenue growth and operating expense during the respective performance period assigned to such grant (usually three years). The target award listed in this column represent 100% of the target award, and 0% to 200% of such target award may vest depending upon the degree to which the performance targets are met.

OPTION EXERCISES AND STOCK VESTED IN 2018
With respect to our named executive officers, this table shows the stock options exercised by such officers during 2018 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers, not the grant-date fair value or recognized compensation expense disclosed elsewhere in this proxy statement. Value from these option exercises were only realized to the extent our stock price increased relative to the stock price at grant (exercise price). This table also shows the stock awards paid out in February 2018 under prior grants made by the Compensation Committee.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Lawrence F. Metz	—	$—	6,191	(1)
Patrick J. Haveron	—	$—	15,793
William T. Jarman	—	$—	4,782	(2)
Denis M. Butkovic	—	$—	—
Michael C. Haines	—	$—	—

(1)	Does not include an additional 3,226 common share disposition resulting from withholding of securities for the payment of tax liability.

(2)	Does not include an additional 3,115 common share disposition resulting from withholding of securities for the payment of tax liability.
DIRECTOR COMPENSATION FOR 2018
In 2018, we paid an annual retainer of $100,000 to each non-employee director of the Company. We also reimbursed our directors for reasonable expenses they incur in attending meetings of the Board of Directors or any of its committees. Directors may also be eligible in the future for awards under the Plan. Employee directors received no compensation for service on the Board of Directors or any board committee. For his service as Lead Independent Director, Mr. Nigro received an additional annual cash retainer of $20,000.
Each non-employee director received a grant of 6,000 restricted share units on June 1, 2018. For his service as Lead Independent Director, Mr. Nigro received an additional annual grant of 1,000 restricted share units. Starting in fiscal year 2019, the Company has changed its practice of awarding a fixed number of restricted share units to the non-employee directors and instead intends to grant such directors $65,000 worth of compensation in the form of either restricted share units, stock options or cash. It is our intention that annually, on or around June 1, each non-employee director will receive a grant of $65,000 worth of compensation which, if non-cash compensation, will vest on the first anniversary of the grant. For his service as Lead Independent Director, Mr. Nigro will receive (in addition to the $20,000 additional annual cash retainer mentioned above) an additional $10,000 worth of compensation, on or around June 1, in the form of either restricted share units, stock options or cash.
Mr. Zyskind has never accepted a retainer, any Board of Directors or committee fees or any options or other equity-based awards for his service as non-executive Chairman of our Board of Directors.
The following table provides the amount of compensation paid to the non-employee directors of the Company for 2018:

Name	Fees Earned or Paid in Cash (1)	Restricted Share Units (2)	Total
Barry D. Zyskind	$—	$—	$—
Raymond M. Neff	100,000	52,500	152,500
Simcha G. Lyons	100,000	52,500	152,500
Yehuda L. Neuberger	100,000	52,500	152,500
Steven H. Nigro	120,000	61,250	181,250

(1)
The amounts represent annual cash retainer for board service and, as applicable, retainers for board committee service or service as chairman of a board committee and fees for attendance at board meetings and, as applicable, committee meetings.

(2)
Represents the aggregate grant date fair value of restricted share unit awards held by the director determined in accordance with ASC 718, using the assumptions described in "Notes to the Consolidated Financial Statements Note 15. Share Compensation and Pension Plans" under Item 8. Financial Statements and Supplementary Data included in our Annual Report on Form 10-K filed with the SEC for the fiscal year 2018.

The following table represents restricted share units awarded in 2018 and options outstanding at December 31, 2018 for each director:

Name	Grant Date Fair Value	Stock Awards	Options Outstanding at December 31, 2018
Barry D. Zyskind	$—	—	—
Raymond M. Neff	$8.75	6,000	48,000
Simcha G. Lyons	$8.75	6,000	24,000
Yehuda L. Neuberger	$8.75	6,000	48,000
Steven H. Nigro	$8.75	7,000	18,000
All restricted share units granted to the directors will vest on the first anniversary of June 1, 2018, the date of the grant.
Compensation Committee Interlocks and Insider Participation
Mr. Nigro is the chairman of our Compensation Committee and the other members of our Compensation Committee are Messrs. Lyons and Neff. None of the members of our Compensation Committee has been an officer or employee of the Company or had a relationship during 2018 requiring disclosure under Item 404 of Regulation S-K.
During 2018:

•	None of our directors served as a member of the compensation committee of another entity;

•	None of our executive officers served as a director of another entity; and

•	None of our executive officers served as a member of the compensation committee of another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has agreements with the Founding Shareholders of the Company, AmTrust and AmTrust's subsidiaries and National General Holdings Corporation ("NGHC"), and NGHC's subsidiaries. Please see the section titled “Item 13. Certain Relationships and Related Transactions and Director Independence” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019, for more information about these relationships and related transactions, as well as the Audit Committee’s review, approval or ratification of transactions with related persons.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As we discuss above in Compensation Discussion and Analysis, the core objectives of our executive compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of our executive officers with those of our shareholders; and (iii) compensate our executive officers based on their overall performance. Under this program, we seek to compensate our named executive officers for the achievement of specific annual, long-term and financial goals, certain non-financial goals, and the realization of increased shareholder value. Our executive compensation is discussed in further detail above in Compensation Discussion and Analysis, which includes information about the fiscal year 2018 compensation of our named executive officers.
We are asking our shareholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at our Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”
The say-on-pay vote is advisory and, therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3:

APPROVAL OF THE MAIDEN HOLDINGS, LTD. 2019 OMNIBUS INCENTIVE PLAN

Introduction
We are asking our shareholders to approve the 2019 Plan, which was adopted by our Board of Directors prior to the Annual General Meeting, subject to and effective upon shareholder approval. If our shareholders do not approve the 2019 Plan, we may be unable to continue to offer competitive equity packages to attract and retain our executive officers. While the 2019 Plan is based on the terms of our Amended and Restated 2007 Share Incentive Plan ("Current Plan"), the 2019 Plan also includes several new provisions designed to protect shareholder interests, promote effective corporate governance and reflect certain current best practices, including the following:
•New Aggregate Share Reserve - Subject to adjustment, the maximum number of ordinary shares of beneficial interest, par value $0.01 per share (the “Ordinary Shares”), that will be reserved and available for issuance under the 2019 Plan will be equal to the sum of 5,000,000, any Ordinary Shares still available for issuance under the Current Plan (which as of October 18, 2019 equaled 5,664,487 shares) and any Ordinary Shares subject to awards granted under the Current Plan and outstanding as of, but that may later be forfeited, canceled or settled in cash after, the approval of the 2019 Plan by our shareholders. Because the Current Plan will automatically terminate upon the approval of the 2019 Plan, we will not grant any additional awards under the Current Plan if this proposal is approved. Any awards granted under the Current Plan will continue to be subject to the terms of the Current Plan and the applicable award agreements;
•Term - The term of the 2019 Plan will expire on the ten year anniversary of the date the 2019 Plan was approved by our shareholders;
•No Liberal Share Recycling for Options and SARs - The 2019 Plan prohibits share recycling upon the net settlement of options and SARs (i.e., shares tendered or withheld in payment of the exercise price for options, the base price for SARs, or in satisfaction of withholding taxes applicable to options and SARs will not again be available for issuance);
•Annual Limits for Non-Employee Directors - Under the terms of the 2019 Plan, the maximum aggregate grant date fair value of equity Awards granted to any non-employee director during any calendar year shall not exceed $250,000;
•Double-Trigger Vesting - Subject to the applicable award agreement, the 2019 Plan provides for double-trigger accelerated vesting for termination of service following a change of control (if such awards are assumed, continued or substituted in connection with the change of control);
•Dividend Restrictions - Dividends paid with respect to awards are subject to the same restrictions and risk of forfeiture as the awards to which such dividends relate;
•No Repricing of Options or SARS - The 2019 Plan prohibits, without shareholder approval, the repricing of any previously outstanding options and SARs, the canceling of any previously outstanding option or SAR in exchange for an option or SAR with a lower exercise price, the cancelling of any previously outstanding option or SAR in exchange for cash or another award when the exercise or base price of such option or SAR exceeds the fair market value of an Ordinary Share, and the taking of any action with respect to an option or SAR that would be treated, for accounting purposes, as a “repricing”; and
•New Types of Awards - In addition to options, restricted shares and restricted share unit (“RSUs”), the 2019 Plan also permits the granting of share appreciation rights (“SARs”), performance awards, other share-based awards and deferred cash awards.
In addition to the changes described above, the 2019 Plan includes key provisions designed to protect shareholder interests, promote effective corporate governance and reflect certain current best practices, including the following:
•No Discounted Options or SARs - Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant;
•No Evergreen Provision - The 2019 Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized under the 2019 Plan are automatically replenished; and
•No Automatic Grants - The 2019 Plan does not provide for automatic grants to any participant.
The Company anticipates filing a registration statement on Form S-8 with the SEC to register the Shares in the aggregate share reserve under the 2019 Plan as soon as practicable following the approval of the 2019 Plan by our shareholders.
Summary of the 2019 Plan
The following is a brief description of the material features of the 2019 Plan. This summary is qualified in its entirety by the specific language of the 2019 Plan, a copy of which is set forth in Exhibit "Appendix 1" to this Proxy Statement. Capitalized terms used but not defined in this summary have the meanings ascribed to such terms in Exhibit "Appendix 1".
Shares Available - Subject to the approval of our shareholders and any adjustment contemplated by the 2019 Plan, the maximum number of Ordinary Shares that may be delivered in respect of awards granted under the 2019 Plan is 5,000,000, plus the number of Ordinary Shares still available for issuance under the Current Plan (which as of October 18, 2019 equaled 5,664,487 shares) and the number of Ordinary Shares subject to awards granted under the Current Plan and outstanding as of, but that may later be forfeited, cancelled or settled in cash after, the approval of the 2019 Plan by our shareholders. Any of the authorized Ordinary

Shares may be used for any type of Award under the Plan, except that no more than 2,000,000 Ordinary Shares may be allocated to incentive share options. The Ordinary Shares reserved for future grant under the 2019 Plan being proposed to shareholders for approval was determined based on the number of Ordinary Shares that we estimate are needed to achieve the goals of our equity incentive program, to be consistent with current grant practice, over the next three to four years, based on our current share price and employee population.
Any Ordinary Shares subject to an outstanding restricted share award, RSU award, performance award, or other share-based award granted under the 2019 Plan that are forfeited, cancelled, exchanged or surrendered or if such an award terminates or expires without the issuance of Ordinary Shares to the participant, or if Ordinary Shares are withheld by the Company as payment of withholding taxes in respect of an award, the Ordinary Shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for issuance pursuant to awards granted under the Plan. However, Ordinary Shares surrendered as payment of either the exercise price of an option, the base price of a SAR or any withholding taxes in respect of an option or SAR will be counted against the share limits and will not again be available for issuance in connection with future awards under the 2019 Plan. In addition, each Ordinary Share with respect to which a stock-settled SAR is exercised will be counted as one Ordinary Share against the maximum aggregate number of Ordinary Shares that may be delivered pursuant to awards granted under the Plan, regardless of the number of Ordinary Shares actually delivered upon the settlement of such stock-settled SAR. Awards that are required to be settled in cash will not reduce the aggregate number of Ordinary Shares that may be delivered pursuant to awards granted under the Plan.
Adjustment - The number of Ordinary Shares will be subject to adjustment in the event of any change in the corporate structure of the Company, including, but not limited to, as a result of a recapitalization, stock split, share dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which Ordinary Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation.
In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Compensation Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of Ordinary Shares upon or in respect of such event.
Forms of Awards - The Compensation Committee may grant one or more of the following types of awards under the 2019 Plan: (i) options (including non-qualified share options and incentive share options); (ii) restricted share awards; (iii) RSUs; (iv) SARs; (v) other share-based awards; (vi) performance awards; and (vii) deferred cash awards.
Award Limits - Under the terms of the 2019 Plan, the maximum aggregate grant date fair value of equity Awards granted to any non-employee director during any calendar year shall not exceed $250,000.
Eligibility - Our employees (including officers or directors who are also employees), consultants, and present and future directors, or those of our subsidiaries, in each case as selected by the Compensation Committee, are eligible to participate in the 2019 Plan. We estimate that approximately fifty employees, five consultants, five non-employee directors (this number is subject to change, including due to shareholder approval of the nominated non-employee directors) and all future employees, consultants and directors (the numbers of which are not presently determinable) will be eligible to participate in the 2019 Plan. In addition, regardless of the number of eligible participants under the plan, the Company expects to continue its existing grant practice of issuing awards only to a select group of the broader set of eligible participants.
Administration - The 2019 Plan is administered by our Compensation Committee, or any successor committee thereto, or another committee of our Board of Directors duly authorized, appointed or designated by the Board of Directors. The Compensation Committee will have the discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the vesting schedule and expiration date of the award and all other terms and conditions of the award. To the extent permitted by law and any applicable stock exchange rules, the Compensation Committee may delegate all or any of its responsibilities or powers under the 2019 Plan to any one of its members or to any other person or persons, except that the Compensation Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in the 2019 Plan of any person who is, as of the relevant time, subject to Section 16 of the Securities Exchange Act of 1934 or decisions concerning the timing, pricing or amount of an award to such a person.
Key Terms of Awards - The following is a brief summary of the types of awards that may be granted under the 2019 Plan:
(i)    Options and SARs - Options are rights to purchase shares at a price and during a period determined by the Compensation Committee. SARs are awards granting the holder the right to exercise all or a specified portion an amount determined by subtracting the base price per share of the award from the fair market value on the date of exercise and multiplying that value by the number of shares with respect to which the award will have been exercised. The exercise price of an option or the base price of a SAR will not be less than the fair market value of our common stock on the date of grant. Options and SARs expire no later than 10 years after the date of grant. The closing price of a share of the Company’s common stock on the NASDAQ on October 28, 2019 was $0.60;
(ii)    RSUs - An RSU is an award that is valued by reference to a share, which value may be paid to the participant by delivery of shares, cash or other property as determined by the Compensation Committee. Restrictions on RSUs may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate;
(iii)    Restricted Share Awards - A restricted share is any share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as the Compensation Committee, in its sole discretion, may impose. Restrictions on restricted share awards may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate;

(iv)    Performance Awards - Performance awards are the award of cash, shares or a combination thereof that will be earned by the participant upon the achievement of performance goals established by the Compensation Committee. The Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, shares or other property as will be determined by the Compensation Committee;
(v)    Other Share-Based Awards - The 2019 Plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property; and
(vi)    Deferred Cash Awards - The Compensation Committee will also have full discretion and authority to grant deferred cash awards, which will be payable to the participant in cash.
Termination of Employment - Except as otherwise determined by the Compensation Committee or provided by the Compensation Committee in an applicable agreement under the 2019 Plan, a participant’s unvested awards will become fully vested upon the participant’s termination of employment due to his or her total and permanent disability (as determined by the Company) or death. Except as otherwise determined by the Compensation Committee or provided by the Compensation Committee in an applicable agreement under the 2019 Plan, any unvested awards held by a participant will be immediately and automatically forfeited if his or her employment is terminated for any other reason.
Change of Control - Unless otherwise provided in an award or other agreement with a participant, awards granted under the 2019 Plan will not become fully vested, exercisable or free of transfer restrictions solely upon the occurrence of a “change of control” (as defined in the 2019 Plan); however, if a participant’s service is terminated by us for any reason (other than for cause) or by the participant for good reason, in each case, within 24 months following a change of control, then any awards granted to such participant which have not become fully vested, exercisable or free of transfer restrictions will as of the date of such termination become fully vested, exercisable and free of such transfer restrictions (at the target level in the case of any awards subject to performance-based vesting criteria). In addition, if awards under the 2019 Plan are not assumed, continued, or substituted in connection with a change of control, any then-unvested and outstanding awards will immediately and automatically become fully vested, exercisable and free of transfer restrictions (at the target level in the case of any awards subject to performance-based vesting criteria). The plan administrator may also make additional adjustment and/or settlements of outstanding awards as it deems appropriate and consistent with the purposes of the 2019 Plan.
Repricing - Except in connection with the permissible adjustments described above, the Committee may not, without shareholder approval: (i) reduce the exercise price of outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base price that is less than the exercise price or base price of the original options or SARs; (iii) cancel outstanding options or SARs in exchange for cash or other awards if the exercise price of such option or the base price of such SAR exceeds the fair market value of an Ordinary Share on the date of such cancellation; or (iv) take any action with respect to an option or SAR that would be treated, for accounting purposes, as a “repricing” of such option or SAR.
Dividends and Dividend Equivalents - Subject to the provisions of the 2019 Plan and any award agreement, a participant receiving an award (other than any option or SAR) may, to the extent determined by the Committee in its sole discretion, be entitled to receive cash dividends, or cash payments in amounts equivalent to cash dividends on Ordinary Shares (i.e., dividend equivalents), with respect to the number of Ordinary Shares covered by the award, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Ordinary Shares or otherwise reinvested. Dividends or dividend equivalents paid with respect to awards will be subject to restrictions and a risk of forfeiture to the same extent, and on the same terms and conditions, as the awards to which such dividends or dividend equivalents relate. No dividend or dividend equivalent payments or other payments will be made in respect of any applicable award prior to the settlement date of such award.
Transferability - Except as otherwise provided in an applicable award agreement, no award will be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.
Duration of the 2019 Plan - The 2019 Plan is subject to approval by our shareholders. The 2019 Plan will terminate on the tenth anniversary of the date of its approval by our shareholders. No award will be granted under the 2019 Plan after such date. However, unless otherwise expressly provided in the 2019 Plan or in an applicable award agreement, any award granted under the 2019 Plan may extend beyond such date, and the authority of the Board of Directors (or duly authorized committee thereof) to administer the 2019 Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or rights under any such award, and the authority of our Board of Directors (or duly authorized committee thereof) to amend the 2019 Plan, will extend beyond such date.
Amendment, Modification and Termination of the 2019 Plan - The Board of Directors may, at any time and from time to time, modify or amend the 2019 Plan, except that such action will not be taken without shareholder approval if such modification or amendment materially increases the benefits accruing to participants, increases the maximum number of shares which may be issued under the 2019 Plan (except for the permissible adjustments described above) or materially modifies the requirements as to eligibility for participation in the 2019 Plan or exercise of an option. No action taken with respect to the 2019 Plan will affect the rights of a participant without the consent of the affected participant, unless such action is necessary to qualify any or all options under the 2019 Plan for favorable tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

U.S. Federal Income Tax Consequences
Generally, there will be no U.S. federal income tax consequences to the participant or us upon the grant of an option under the 2019 Plan. Upon exercise of an option that is not an incentive share option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares; less (ii) the exercise price of the option. We will generally be entitled to a tax deduction in the same amount.
Upon the exercise of an incentive share option, a participant generally recognizes no immediate taxable income and income recognition is generally deferred until the participant sells the shares. However, the excess of the fair market value of the shares acquired upon exercise of an incentive share option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code. If an incentive share option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to such exercise within two years from the date the option was granted or within one year after the date on which the shares acquired pursuant to the exercise are transferred to the participant, any gain or loss on the sale will be treated as long-term capital gain or loss. We are not entitled to any tax deduction with respect to the grant or exercise of incentive share options, except that if the shares are not held for the full term of the holding period described above, then an amount equal to the lesser of: (i) the fair market value of the shares on the date of exercise minus the exercise price and (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, we will generally be entitled to a deduction in the same amount.
A participant generally recognizes no taxable income and we are not entitled to a deduction when a SAR is granted. Generally, upon exercising a SAR, a participant will recognize ordinary income in an amount equal to sum of the cash and the fair market value of the shares received and we will be entitled to a corresponding deduction. Upon sale of any shares received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.
Unless a participant makes a “Section 83(b) election” under the Code, there generally will be no U.S. federal income tax consequences to either the participant or us upon the grant of restricted shares that are subject to a substantial risk of forfeiture until the restrictions constituting a substantial risk of forfeiture lapse. At the time the substantial risk of forfeiture lapses, the participant generally will recognize taxable income equal to the then fair market value of the shares. We will generally be entitled to a corresponding tax deduction. If a participant does makes a “Section 83(b) election” under the Code, the participant will recognize ordinary income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of income recognized will be equal to the fair market value of the restricted shares at such time (valued without taking the restrictions into account) over the price paid for such award, if any, and we will be entitled to a corresponding deduction. By making a “Section 83(b) election,” the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold. If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the “Section 83(b) election.” To make a “Section 83(b) election,” a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the restricted shares are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.
There generally will be no U.S. federal income tax consequences to the participant or us upon the grant of performance awards (unless the participant makes a “Section 83(b) election” under the Code), RSUs or deferred cash awards. Participants generally will recognize taxable income at the time when such awards are paid or settled in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.
Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Share options and SARS granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Share options and SARS that would be awarded under the 2019 Plan are intended to be eligible for this exception. Other awards may be subject to Section 409A depending on the specific nature and terms of the award granted.
Section 162(m) of the Code imposes limits on the deductibility of compensation for our “covered employees” (within the meaning of that section) and, accordingly, the tax deduction we might otherwise be entitled to in respect of awards under the 2019 Plan may be limited.
This brief summary is limited to the general federal income tax aspects of awards that may be made under the 2019 Plan based on existing U.S. federal tax laws as of the date hereof and is not intended to be exhaustive. It also does not include any state, local, or non-U.S. tax consequences of participating in the 2019 Plan. It was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be asserted under the Code.

New Plan Benefits
Future awards under the 2019 Plan will be granted at the discretion of the Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under our Current Plan is presented elsewhere in this Proxy Statement.

Equity Compensation Plan Information (through fiscal 2018)

The following table sets forth information as of December 31, 2018 regarding the number of Ordinary Shares that were available for future issuance under our Current Plan. Provided that the shareholders approve the 2019 Plan, these Ordinary Shares no longer will be available for future issuance under the Current Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,117,910	(1)	$4.66	6,360,986
Equity compensation plans not approved by security holders	—		—	—
Total	1,117,910		$4.66	6,360,986
(1) The performance based restricted share units included in this number were calculated as if such units vested at 100% at the end of the performance period.

Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our ordinary shares voting in person or by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE,
UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4:
APPOINTMENT OF INDEPENDENT AUDITORS OF MAIDEN HOLDINGS, LTD.
Under Bermuda law, the appointment of our auditors is a decision to be made by the shareholders. Deloitte Ltd. (“Deloitte”) served as the Company's independent registered public accounting firm for each of our 2018 and 2017 fiscal years and BDO USA, LLP ("BDO") served as the Company's independent registered public accounting firm for our 2016 fiscal year. The change in the Company's independent registered public accounting firm was previously disclosed in the Company's Form 8-K dated March 24, 2017 and as described below:
(a) Resignation of Independent Registered Public Accounting Firm
On March 23, 2017, in view of the decision of the Audit Committee of the Board of Directors of the Company to recommend the appointment of Deloitte during its May 2017 annual general meeting of shareholders, the Company received written notice from its independent registered public accounting firm, BDO, that it is resigning as the Company’s independent registered public accounting firm with immediate effect. As a result, the Audit Committee appointed Deloitte as the Company’s independent registered public accounting firm, effective as of that same date.
The audit report of BDO on the Company's consolidated financial statements for the fiscal year ended December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company's fiscal year ended December 31, 2016 and through March 23, 2017, there were:
(i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such year, and
(ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided BDO with a copy of the Form 8-K with the above disclosures prior to its filing and requested that BDO furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the statements contained herein. A copy of BDO’s letter, dated March 23, 2017, was attached as Exhibit 16.1 to the Company's Form 8-K filed with the SEC on March 24, 2017.
(b) Engagement of New Independent Registered Public Accounting Firm
As set forth above, the Audit Committee approved the engagement of Deloitte as the Company's independent registered public accounting firm effective as of March 23, 2017. During the Company's fiscal year ended December 31, 2016 and through March 23, 2017, neither the Company, nor anyone on its behalf, have consulted Deloitte with respect to:
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
(ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).
The Audit Committee has recommended that the shareholders reappoint Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. A representative from Deloitte will be present at the Annual General Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered to us by Deloitte Ltd. and BDO USA, LLP for our fiscal years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees (1)	$2,719,944	$2,678,732
Audit-Related Fees (2)	46,000	148,999
Tax Fees (3)	62,400	5,750
Total (4)(5)	$2,828,344	$2,833,481

(1)
Audit fees relate to professional services rendered in connection with: (i) the integrated audit of our annual financial statements and internal controls over financial reporting; (ii) the reviews of our quarterly consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and comfort letters.

(2)	Audit-related fees relate to assurance and related services rendered to us that are not classified as audit fees.

(3)	Tax fees relate to services rendered to us for tax compliance, tax planning and advice.

(4)	Total fees for 2018 consist of Deloitte fees of $2,428,344 and BDO fees of $400,000.

(5)	Total fees for 2017 consist of Deloitte fees of $2,352,227 and BDO fees of $481,254.

Pre-Approval Policies and Procedures of the Audit Committee

We and our Audit Committee are committed to ensuring the independence of our auditors, both in fact and in appearance.
Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.
The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are independent directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all fees in the period from January 1, 2018 through December 31, 2018.
ADDITIONAL MATTERS
Shareholders' Proposals for the 2020 Annual General Meeting
A proposal by a shareholder intended for inclusion in our proxy materials for the 2020 Annual General Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary, Ideation House, 2nd Floor, 94 Pitts Bay Road, Pembroke HM08, Bermuda on or before December 6, 2019 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2020 Annual General Meeting of Shareholders outside the framework of Rule 14a-8 must be received on or before February 27, 2020 to be considered timely under Rule 14a-4(c)(1). If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the Meeting, in their discretion.
Annual Report and Financial Statements
A copy of our Annual Report for the fiscal year ended December 31, 2018, including audited financial statements set forth therein, is being sent to all our shareholders with this Notice of Annual General Meeting of Shareholders and Proxy Statement on or about November 8, 2019.
Other Business
The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual General Meeting. However, if any other matters are properly brought before the Annual General Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MAIDEN HOLDINGS, LTD.

December 10, 2019

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20933300000000000000 4 121019

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES IN PROPOSAL 1; AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors of Maiden Holdings, Ltd.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
Maiden Holdings, Ltd. (1-9)

- ○ (1) Barry D. Zyskind
- ○ (2) Holly Blanchard
- ○ (3) Patrick J. Haveron
- ○ (4) Simcha G. Lyons
- ○ (5) Lawrence F. Metz
- ○ (6) Raymond M. Neff
- ○ (7) Yehuda L. Neuberger
- ○ (8) Steven H. Nigro
- ○ (9) Keith Thomas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. A non-binding advisory resolution to approve the compensation of certain executive officers;	☐	☐	☐
3. Approval of the 2019 Omnibus Incentive Plan; and	☐	☐	☐
4. Appointment of Deloitte Ltd. as Maiden Holdings, Ltd.'s independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting and any adjournment, postponement or continuation thereof.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

MAIDEN HOLDINGS, LTD.

Annual General Meeting of Shareholders to be held December 10, 2019

This proxy is solicited on behalf of the Board of Directors

You are encouraged to specify your choices by marking the appropriate boxes. Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted (1) "FOR" the election of the nine directors of Maiden Holdings, Ltd. (the "Company") to serve until the 2020 Annual General Meeting; (2) "FOR" a non-binding advisory resolution to approve the compensation of certain executive officers; (3) "FOR" the approval of the 2019 Omnibus Incentive Plan; and (4) "FOR" the appointment of Deloitte Ltd. as the independent registered public accounting firm for the 2019 fiscal year of the Company.

The undersigned hereby appoints each of Barry D. Zyskind and Lawrence F. Metz as proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company that the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke HM08, Bermuda, on December 10, 2019 at 2:00 p.m. (local time), and at any adjournment, postponement or continuation thereof; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope. Please indicate, following your signature, if you are signing in a representative capacity. If shares are held jointly, both owners must sign.

(Continued and to be signed on the reverse side)

1.1 14475

MAIDEN HOLDINGS, LTD. 2019 OMNIBUS INCENTIVE PLAN
1. Purpose.
The purpose of this Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan is to provide a means whereby the Company may, through awards of equity-based and other compensation contemplated hereunder:
(a)    provide selected officers, directors, employees and consultants with additional incentive to promote the success of the Company’s business;
(b) encourage such persons to remain in the service of the Company; and
(c) enable such persons to acquire proprietary interests in the Company.
The Plan is intended to replace the Prior Plan (as defined below), which, as of the date on which this Plan is approved by the Company’s shareholders, shall be automatically terminated and replaced and superseded by this Plan, except that any Awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and the applicable Award agreement for each such Award, including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Award, and shall remain in effect pursuant to their terms.
2. Definitions and Rules of Construction.
2.01 “Award” means the grant of Options, Restricted Shares, Restricted Share Units, Performance Awards, Stock Appreciation Rights (SARs), Other Share-Based Award, Deferred Cash Award or any other right, interest or grant relating to cash, Ordinary Shares or other property pursuant to the Plan to a Participant.
2.02 “Award Date” means the date upon which an Award is granted to a Participant under the Plan.
2.03 “Board” or “Board of Directors” means the board of directors of the Company; provided, however, that any reference to the Board in this Plan shall be deemed to refer to the Committee, as applicable, to the extent the Board has delegated to the Committee authority with respect to a matter to which such reference is relevant.
2.04 “Cause” shall, unless defined otherwise in an employment, consulting, advisory or similar agreement between the Company or any Subsidiary, mean one or more of the following: (A) the Participant’s refusal or failure to perform duties assigned or that are required by the Participant’s position; (B) the Participant’s commission of an act materially detrimental to the financial condition and/or business reputation of the Company or any of its Subsidiaries; (C) the Participant’s commission of any theft, fraud, act of dishonesty or breach of trust; (D) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; or (E) the Participant’s material violation of the Company’s written policies (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Subsidiary) or of the Participant’s statutory or common law duty of loyalty to the Company or its affiliates. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 12 months after the Participant’s termination of employment or services, that discharge for Cause was warranted.
2.05 “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:
(i) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Subsidiary or any employee benefit plan of the Company or a Subsidiary or former Subsidiary, is or becomes a beneficial owner, directly or indirectly, of shares of the Company representing 25% or more of the total voting power of the Company’s then outstanding shares;

(ii) a tender offer (for which, if applicable, a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the shares of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment shares of the Company with 25% or more of the total voting power of the Company’s outstanding shares or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, shares with 50% or more of the total voting power of the Company’s outstanding shares when the offer terminates; or
(iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.
Notwithstanding the foregoing, (A) for purposes of this Plan, an acquisition by an underwriter temporarily holding equity securities of the Company pursuant to an offering of such securities shall not constitute a Change of Control, and (B) if a Change of Control constitutes a payment event with respect to any payment of compensation or benefits that is “deferred compensation” within the meaning of Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described above with respect to such payment (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such payment if such transaction also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A‑3(i)(5). The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change of Control has occurred and the date of the occurrence of such Change of Control and any incidental matters related thereto.
2.06 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
2.07 “Committee” means the Compensation Committee of the Board, or any successor to such committee or any other committee of the Board duly authorized, appointed or designated by the Board, in each case and to the extent required by the SEC or any national listing exchange upon which the Ordinary Shares are listed, composed of no fewer than two directors each of whom is a “non-Employee director” within the meaning of Rule 16b-3 of the Exchange Act.
2.08 “Company” means Maiden Holdings, Ltd., a Bermuda company, and any successor thereto.
2.09 “Deferred Cash Award” means an Award under Section 12 of this Plan that has a value set by the Committee, which shall be payable to the Participant in cash.
2.10 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.
2.11 “Exercise Price” means the price per Ordinary Share at which an Option or SAR may be exercised.
2.12 “Fair Market Value” shall mean the closing sale price of an Ordinary Share, as reported on the NASDAQ Stock Market System or any other reporting system selected by the Committee on the relevant date; provided, however, that Fair Market Value shall instead be determined in good faith by the Board if, on the relevant date, there is no sale of Ordinary Shares reported or the Ordinary Shares are not quoted or listed on the NASDAQ Stock Market System or a national securities exchange.
2.13 “Good Reason” shall mean any of the following events that occur from and after a Change in Control and without Participant’s written consent:

(i) any material diminution in the Participant’s authority, duties, or responsibilities from those applicable to the Participant as of immediately prior to such Change of Control;
(ii) a material reduction in the base compensation payable to the Participant; or
(iii) the relocation of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control; or
Notwithstanding the foregoing, “Good Reason” shall not exist unless (A) the Participant provides written notice to the Company within 30 days of the first instance of such events that give rise to Good Reason describing in reasonable detail such circumstances, (B) the Company fails to cure such conditions or events within 30 days of having received such notice and (C) the Participant terminates employment within 30 days from the date such cure period expires.
2.14 “ISO” means an incentive share option which is intended to qualify as an incentive stock option within the meaning of section 422 of the Code.
2.15 “NSO” means a non-qualified share option, which is not intended to qualify as an incentive stock option under section 422 of the Code.
2.16 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of Ordinary Shares, subject to the terms and conditions of the Plan.
2.17 “Ordinary Shares” means the $0.01 par value ordinary shares of the Company.
2.18 “Other Share-Based Award” means a right or other interest granted to a Participant under Section 11 of this Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Ordinary Shares, including but not limited to unrestricted Ordinary Shares or distribution equivalent rights.
2.19 “Participant” means an individual to whom an Award has been granted under the Plan.
2.20 “Performance Award” means a right granted to a Participant under Section 10 of this Plan to receive an amount of cash, Ordinary Shares, or a combination of both, which right shall be conditioned on the satisfaction of specified performance criteria.
2.21 “Plan” means the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan, as set forth herein and from time to time amended.
2.22 “Prior Plan” means the Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan.
2.23 “Restricted Shares” means the Ordinary Shares awarded to a Participant pursuant to Section 8 of this Plan.
2.24 “Restricted Share Unit” means a right granted to a Participant under Section 9 of this Plan to receive from the Company Ordinary Shares, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.
2.25 “SAR” means a stock appreciation right granted to a Participant under Section 6 of this Plan that represents an unfunded and unsecured promise to deliver Ordinary Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Ordinary Share over the base price per Ordinary Share of the SAR.
2.26 “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital shares, or (ii) the combined voting power of all classes of shares.
2.27 Rules of Construction:

2.27.1 Governing Law and Venue. The construction and operation of this Plan are governed by the laws of Bermuda without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
2.27.2 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.
2.27.3 Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.
2.27.4 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.
2.27.5 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.
2.27.6 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.
3. Shares Subject to the Plan.
Subject to adjustment as provided in Section 15 hereof, the aggregate number of Ordinary Shares for which Awards may be issued under this Plan shall be equal to the sum of (i) 5,000,000 shares, (ii) the number of Ordinary Shares available for issuance under the Prior Plan as of the date on which this Plan is approved by the Company’s shareholders, and (iii) any Ordinary Shares with respect to Awards granted under the Prior Plan that are subject to outstanding Awards as of the date on which the Plan is approved by the Company’s shareholders and are forfeited, cancelled or settled in cash following the date on which this Plan is approved by the Company’s shareholders. Any of the authorized Ordinary Shares under this Section 3 may be used for any type of Award under the Plan, except that the maximum number of Ordinary Shares that may be allocated to ISOs shall be 2,000,000, subject to adjustment as provided in Section 15. Reserved shares shall be authorized but unissued shares.
To the extent that Ordinary Shares subject to an outstanding Restricted Share Award, Restricted Share Unit Award, Performance Award, or Other Share-Based Award granted under the Plan are forfeited, cancelled, exchanged or surrendered or if such an Award terminates or expires without the issuance of Ordinary Shares to the Participant, or if Ordinary Shares are withheld by the Company as payment of withholding taxes in respect of an Award, the Ordinary Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for issuance pursuant to Awards granted under the Plan; provided, however, that in no event shall such Ordinary Shares increase the number of Ordinary Shares that may be delivered pursuant to ISOs granted under the Plan and, for the avoidance of doubt, no Ordinary Shares that are surrendered or tendered to the Company in payment of the Exercise Price of an Option, the base price of a SAR or any taxes required to be withheld in respect of an Option or SAR shall again become available to be delivered pursuant to Awards granted under the Plan. Upon exercise of a stock-settled SAR, each Ordinary Share with respect to which such stock-settled SAR is exercised shall be counted as one Ordinary Share against the maximum aggregate number of Ordinary Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Ordinary Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash will not reduce the aggregate number of Ordinary Shares that may be delivered pursuant to Awards granted under the Plan.
Notwithstanding the foregoing, the maximum aggregate grant date fair value of equity Awards granted to any non-employee director during any calendar year shall not exceed $250,000. The fair value of an equity-based Award shall be determined under applicable accounting standards.

4. Administration.
The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members.
The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:
(a) to construe and interpret the Plan;
(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)
subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Shares, Restricted Share Units, Performance Awards, SARs, Other Share-Based Awards, or amount of cash to be subject to each Award, the Exercise Price, base price, the vesting schedule (including any performance criteria to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 21 hereof, to amend or modify any of the terms of outstanding Awards;

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;
(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and
(f) to determine the form in which tax withholding under Section 19 of this Plan will be made (i.e., cash, Ordinary Shares or a combination thereof).
Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of any person who is, as of the relevant time, subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such a person. Any such allocation or delegation may be revoked by the Committee at any time.
5. Eligible Participants.
Present and future directors, officers, employees and consultants of the Company or any Subsidiary shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary of the Company who shall be designated as Participants.
6. Terms and Conditions of Non-Qualified Share Options and SARs.
Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO and/or SAR to any Participant. Each NSO and/or SAR shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO and/or SAR shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:
6.01 Option/SAR Period. Each NSO and SAR will expire as of the earliest of:
(i) the date on which it is forfeited under the provisions of Section 14.01;
(ii) 10 years from the Award Date;

(iii) in the case of a Participant who is an employee of the Company or a Subsidiary, three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;
(iv) in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary, but not an employee of the Company or a Subsidiary, three months after the Participant’s retirement from such board for any reason other than for Cause or death or total and permanent disability or the sale, merger or consolidation, or similar extraordinary transaction involving the Company or Subsidiary, as the case may be;
(v) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries or service on the board of directors of the Company or a Subsidiary for Cause;
(vi) 12 months after the Participant’s death or total and permanent disability; or
(vii) any other date specified by the Committee when the NSO or SAR is granted.
6.02 Option Price and Base Price. The Option Price of any NSO and the base price of any SAR shall be determined by the Committee at the time the NSO is granted, and shall be no less than 100% of the Fair Market Value of the Ordinary Shares subject to the NSO and/or SAR on the Award Date.
6.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO and SAR Awards shall vest in accordance with Section 14.01.
6.04     No Repricing. The Committee shall not, without the approval of the shareholders of the Company, (i) reduce the Exercise Price or base price of any previously granted NSO or SAR, (ii) cancel any previously granted NSO or SAR in exchange for another NSO or SAR with a lower Exercise Price or base price, (iii) cancel any previously granted NSO or SAR in exchange for cash or another Award if the Exercise Price of such NSO or the base price of such SAR exceeds the Fair Market Value of an Ordinary Share on the date of such cancellation, or (iv) take any action with respect to an NSO or SAR that would be treated, for accounting purposes, as a “repricing” of such NSO or SAR, in each case, other than in connection with a Change of Control or the adjustment provisions set forth in Section 15.
6.05 Additional Option and SAR Provisions. The forms of NSO and SAR authorized by the Plan may contain such other provisions as the Committee may from time to time determine.
7. Terms and Conditions of Incentive Share Options.
Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:
Option Period. Each ISO will expire as of the earliest of:
(i) the date on which it is forfeited under the provisions of Section 14.01;
(ii) 10 years from the Award Date, except as set forth in Section 7.02 below;
(iii) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;
(iv) three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;
(v) 12 months after the Participant’s death or total and permanent disability; or
(vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.
7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Ordinary Shares subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Ordinary Shares subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.
7.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 14.01.
7.04     No Repricing. The Committee shall not, without the approval of the shareholders of the Company, (i) reduce the Exercise Price of any previously granted ISO, (ii) cancel any previously granted ISO in exchange for another ISO with a lower Exercise Price, (iii) cancel any previously granted ISO in exchange for cash or another Award if the Exercise Price of such ISO exceeds the Fair Market Value of an Ordinary Share on the date of such cancellation, or (iv) take any action with respect to an ISO that would be treated, for accounting purposes, as a “repricing” of such ISO, in each case, other than in connection with a Change of Control or the adjustment provisions set forth in Section 15.
7.05 Additional Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.
8. Terms and Conditions of Restricted Share Awards.
Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Shares to any Participant at no additional cost to the Participant. Each Restricted Share Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all Ordinary Shares awarded to Participants under the Plan as Restricted Shares shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) Restricted Period. Restricted Shares awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.
(b) Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Share Awards under this Section 8 shall vest in accordance with Section 14.01.
(c) Certificate Legend. Each certificate issued in respect of Restricted Shares awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:
“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Shares contained in Section 8 of the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan and an Agreement entered into between the registered owner and Maiden Holdings, Ltd. Copies of such Plan and Agreement are on file at the principal office of Maiden Holdings, Ltd.”
(d) Escrow. Any Restricted Shares issued pursuant to this Section 8 shall be held by the Company in escrow for the benefit of the Participant to whom the Restricted Shares are awarded. Upon vesting, a certificate for the vested shares shall be issued to the participant free of the restrictive legend required by Section 8(c).

9. Terms and Conditions of Restricted Share Unit Awards.
Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Share Units to any Participant at no additional cost to the Participant. Each Restricted Share Unit Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all Restricted Share Units awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) Restricted Period. Restricted Share Units awarded under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.
(b) Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Share Unit Awards under this Section 9 shall vest in accordance with Section 14.01.
(c) Additional Restricted Share Unit Provisions. The form of Restricted Share Unit authorized by the Plan may contain such other provisions as the Committee may from time to time determine.
10.    Terms and Conditions of Performance Awards.
Subject to the terms of the Plan, the Committee, in its discretion, may award Performance Awards to any Participant at no additional cost to the Participant. Each Performance Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all Performance Awards awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) Performance Criteria. Performance Awards awarded under this Section 10 may be earned upon achievement or satisfaction of one or more performance criteria, which shall be determined by the Committee.
(b) Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Performance Awards under this Section 10 shall vest in accordance with Section 14.01.
(c) Additional Performance Award Provisions. The form of Performance Award authorized by the Plan may contain such other provisions as the Committee may from time to time determine.
11.    Terms of Other Share-Based Awards.
Subject to the terms of the Plan, the Committee, in its discretion, may award Other Share-Based Awards to any Participant at no additional cost to the Participant. Each Other Share-Based Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all Other Share-Based Awards awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) Vesting. Unless otherwise determined by the Committee and set forth in the agreementevidencing an Award, Other Share-Based Awards under this Section 11 shall vest in accordance with Section 14.01.
(b) Additional Other Share-Based Award Provisions. The form of Other Share-Based Award authorized by the Plan may contain such other provisions as the Committee may from time to time determine.
12.    Terms of Deferred Cash Awards.
Subject to the terms of the Plan, the Committee, in its discretion, may award Deferred Cash Awards to any Participant at no additional cost to the Participant. Each Deferred Cash Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all Deferred Cash Awards awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a) Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Deferred Cash Awards under this Section 12 shall vest in accordance with Section 14.01; and
(b) Additional Deferred Cash Award Provisions. The form of Deferred Cash Award authorized by the Plan may contain such other provisions as the Committee may from time to time determine.
13.    Manner of Exercise of Options.
To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or Ordinary Shares held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of Ordinary Shares from the Ordinary Shares otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with Ordinary Shares which were received by the Participant upon exercise of one or more ISOs, and such Ordinary Shares have not been held by the Participant for at least the greater of:
(a) two years from the date the ISOs were granted; or
(b) one year after the transfer of the Ordinary Shares to the Participant;
the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.
To the extent that an Option is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than 100 full Ordinary Shares.
Notwithstanding any other term or provision of the Plan, no Option granted hereunder may be exercised and no Award of Restricted Shares or settlement of an Award for Ordinary Shares shall take effect, in whole or in part, unless at the time that the Option or Award has vested (i) the Ordinary Shares are quoted or listed on the NASDAQ Stock Market System or other national securities exchange, (ii) there has been a sale of in excess of twenty percent (20%) of its outstanding shares of the Company to persons not affiliated with the Company as the date of the adoption of the Plan, or (iii) all or substantially all of the Company’s assets and business have been acquired by another corporation or the Company has been merged or consolidated with another corporation and the Company is not the surviving corporation of such transaction.
14.    Vesting.
14.01 Vesting Schedules. A Participant may not exercise an Option or SAR until it has become vested. The Committee shall establish and set forth in the applicable Award agreement the vesting schedule applicable to an Award granted to each Participant.
Unless otherwise set forth in the applicable Award agreement, a Participant’s Awards shall become fully vested upon the participant’s termination of employment on account of total and permanent disability as determined by the Company or death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or Section 14.02 applies, if a Participant’s employment with or service to the Company or a Subsidiary terminates for any other reason, any Award that is not yet vested shall be immediately and automatically forfeited.
A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries).
14.02 Effect of “Change of Control”.
(a) Unless otherwise provided in an Award agreement or a Participant’s effective employment, change of control, severance or other similar agreement and subject to Section 14.02(b) below, Awards granted under the Plan shall not become fully vested, exercisable or free of transfer restrictions solely upon the occurrence of a Change of Control and shall instead remain outstanding and unvested (to the extent applicable as of immediately prior to the Change of Control); provided, however, that if a Participant’s service is terminated (i) by the Company for any reason (other than for Cause) or (ii) by the Participant for Good Reason, in each case, within 24 months following such Change of Control, then any then-unvested and outstanding Awards granted to such Participant shall immediately and automatically become fully vested, exercisable and free of transfer restrictions upon the date of such termination and, in the case any such Awards are subject to the satisfaction of one or more performance conditions, such performance conditions shall be deemed satisfied as if target performance was achieved as of the date of such termination and shall be settled, without proration, within sixty (60) days of such termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
(b)    Notwithstanding Section 14.02(a) and except to the extent the Board expressly provides otherwise in an applicable Award agreement, in the event of a Change of Control, unless provision is made in connection with such Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments to the number and kinds of shares, and if applicable, the exercise price and performance goals, in each case, that the Board determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the intrinsic value of the Awards, if any, as of the Change of Control, difficulty of achieving performance goals, if applicable, and transferability of the shares underlying such Awards), immediately upon the occurrence of the Change of Control, any then-unvested and outstanding Awards granted to such Participant shall immediately and automatically become fully vested, exercisable and free of transfer restrictions and, in the case any such Awards are subject to the satisfaction of one or more performance conditions, such performance conditions shall be deemed satisfied as if target performance was achieved as of the date of the Change of Control and shall be settled, without proration, within sixty (60) days of the Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code). The Board may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
15.    Adjustments to Reflect Changes in Capital Structure.
15.01 Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee shall make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of Ordinary Shares with respect to which Awards may be granted under this Plan (including the maximum number of Ordinary Shares with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 15, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, share dividend, consolidation, rights offering, separation, reorganization, or liquidation

(including a partial liquidation) and any transaction in which Ordinary Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation.
15.02 Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Ordinary Shares upon or in respect of such event; provided, however, in each case, that with respect to any ISO, no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).
16.    Dividends and Dividend Equivalents. Subject to the provisions of the Plan and any Award agreement, a Participant receiving an Award (other than any NSO, ISO or SAR) may, to the extent determined by the Committee in its sole discretion, be entitled to receive cash dividends, or cash payments in amounts equivalent to cash dividends on Ordinary Shares (i.e., dividend equivalents), with respect to the number of Ordinary Shares covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Ordinary Shares or otherwise reinvested. Dividends or dividend equivalents paid with respect to Awards shall be subject to restrictions and a risk of forfeiture to the same extent, and on the same terms and conditions, as the Awards to which such dividends or dividend equivalents relate. Notwithstanding any provision of the Plan or any Award agreement, no dividend or dividend equivalent payments or other payments will be made in respect of any applicable Award prior to the settlement date of such Award.
 17.    Nontransferability of Awards.
No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the agreement relating to such Award, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes, a charitable organization designated by the Participant or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the agreement relating to an Award, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.
18.    Rights as Shareholder.
No Ordinary Shares may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a shareholder with respect to any shares covered by an Option until the date of the issuance of a share certificate for the shares.
19.    Withholding Tax.
The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold Ordinary Shares having an aggregate Fair Market Value equal to the amount necessary to satisfy any withholding obligation, (ii) tendering back Ordinary Shares received in connection with such Award or (iii) delivering other previously acquired Ordinary Shares having a Fair Market Value approximately equal to the amount to be withheld. Ordinary Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the statutory withholding rate (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).

20.    No Right to Employment.
Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.
21.    Amendment of the Plan.
The Board, at any time and from time to time, may modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board may not (a) materially increase the benefits accruing to Participants, (b) increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) materially modify the requirements as to eligibility for participation in the Plan or exercise of an Option. The termination or any modification or amendment of the Plan shall not, without the consent of the Participant, affect the Participant’s rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable United States federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISO’s under Section 422A of the Code or any successor provision of the Code.
22.    Conditions Upon Issuance of Shares.
An Option shall not be exercisable and a share of Ordinary Shares shall not be issued pursuant to the exercise of an Option or settlement of an Award, and Restricted Shares shall not be awarded until and unless the award of Restricted Shares, exercise of such Option, settlement of such Award and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the Ordinary Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
23.    Substitution or Assumption of Awards by the Company.
The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.
24.    Section 409A.
(a) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owed by any such Participant to the Company.
(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award or other agreement, such amount shall be paid without interest.
(d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
25.    Effective Date and Termination of Plan.
25.01 Effective Date. This Plan is effective as of the date of its approval by the Company’s shareholders.
25.02 Termination of the Plan. Unless sooner terminated in accordance with Section 15.02 hereof, the Plan shall terminate upon the tenth anniversary of the date of its approval by the Company’s shareholders. Upon the termination of the Plan, Awards outstanding on the date of such termination shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.